Exhibit 99.1

Greif Reports Fiscal Third Quarter 2024 Results
DELAWARE, Ohio (August 28, 2024) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced fiscal third quarter 2024 results.
Fiscal Third Quarter 2024 Financial Highlights:
(all results compared to the third quarter of 2023 unless otherwise noted)
•Net income decreased 3.5% to $87.1 million or $1.50 per diluted Class A share compared to net income of $90.3 million or $1.55 per diluted Class A share. Net income, excluding the impact of adjustments(1), decreased 41.6% to $59.6 million or $1.03 per diluted Class A share compared to net income, excluding the impact of adjustments, of $102.1 million or $1.75 per diluted Class A share.
•Adjusted EBITDA(2) decreased 14.5% to $193.7 million compared to Adjusted EBITDA of $226.5 million.
•Net cash provided by operating activities decreased by $125.5 million to $76.8 million. Adjusted free cash flow(3) decreased by $132.8 million to a source of $34.3 million.
•Total debt of $2,909.5 million increased by $738.0 million. Net debt(4) increased by $701.5 million to $2,715.3 million. Our leverage ratio(5) increased to 3.66x from 3.44x sequentially, and increased from 2.17x in the prior year quarter.
Strategic Actions and Announcements
•We completed divestment of our US-based subsidiary Delta Petroleum Company (“Delta”) effective July 31, 2024. The cash proceeds were received on August 1, 2024. Our divestment of Delta enabled us to accelerate our debt paydown. The divestment exemplifies our commitment to focus on our core growth strategy of increasing our resin-based industrial products portfolio, allowing us to serve higher-growth and less cyclical end markets. Assuming the divestment of Delta net cash proceeds had been received in the third quarter and included in cash and cash equivalents as of July 31, 2024, our net debt and leverage ratio would have been $2,626.3 million and 3.59x, respectively, at July 31, 2024.
•Our integration of the Ipackchem Group SAS (“Ipackchem”) acquisition is on schedule to initial expectations, with run-rate synergy capture of at least $7.0 million reaffirmed for the next twelve months, ahead of the 18-month timeline in our previously announced business case.
•We announced our upcoming Investor Day on December 11, 2024. Further information, including formal invitations, will be sent in September. For any questions, please contact InvestorDay@greif.com.
•Our Board of Directors declared quarterly cash dividends reflecting an increase of 2 cents per share on our Class A Common Stock and 3 cents per share on our Class B Common Stock, respectively, from the prior quarter’s dividends on such shares, demonstrating our Board’s commitment to increasing direct shareholder return while also continuing to invest in our business.

CEO Commentary
“We are proud to present another solid quarter of performance for Greif,” stated Ole Rosgaard, President and CEO, “While global markets remain uncertain, our diligence in maintaining close contact with our customers has resulted in positive volume momentum in all regions. We are also making strides internally. We are nearing completion of the previously announced internal re-alignment of operating and commercial functions and plan to discuss the benefits of that transition in greater detail at our upcoming Investor Day on December 11”.

Build to Last Mission Progress
Our customer satisfaction index (CSI) is a key internal metric we utilize to measure our customer service experience, with a long-term goal of a CSI score greater than 95.0. Our consolidated CSI score was 92.8 at the end of the fiscal third quarter 2024. The CSI score for the Paper Packaging & Services business segment was 93.6 and for the Global Industrial Packaging segment was 91.8.

(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are acquisition and integration related costs, restructuring charges, non-cash asset impairment charges, (gain) loss on disposal of properties, plants and equipment, net, (gain) loss on disposal of businesses, net, and fiscal year-end change costs.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus fiscal year-end change costs.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning (ERP) systems and equipment, plus cash paid for taxes related to Tama, Iowa mill divestment, plus cash paid for fiscal year-end change costs.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as adjusted net debt divided by trailing twelve month adjusted EBITDA, each as calculated under the terms of the Company’s Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the “2022 Credit Agreement”). As calculated under the 2022 Credit Agreement, adjusted net debt was $2,608.5 million, $2,623.1 million, and $1,847.5 million as of July 31, 2024, April 30, 2024 and July 31, 2023, respectively, and trailing twelve month adjusted EBITDA was $712.2 million, $761.8 million and $851.8 million as of July 31, 2024, April 30, 2024 and July 31, 2023, respectively.

Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement, and should be read together with, our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Fiscal Third Quarter 2024 Segment Results:
(all results compared to the third quarter of 2023 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(6) sold, selling prices and product mix, and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the fiscal third quarter of 2024 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from completed acquisitions of Reliance Products Ltd. (“Reliance”) and Ipackchem’s primary products are not included in the table below, but will be included in their respective segments starting in the fiscal first quarter of 2025 for Reliance and fiscal third quarter of 2025 for Ipackchem.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
Currency Translation	(2.3)%	(0.1)%
Volume	4.7%	2.9%
Selling Prices and Product Mix	3.4%	0.2%
Total Impact of Primary Products	5.8%	3.0%
Global Industrial Packaging
Net sales increased by $84.2 million to $846.0 million primarily due to higher average selling prices, higher volumes and contributions from recent acquisitions, partially offset by negative foreign currency translation impacts.
Gross profit increased by $8.8 million to $185.6 million. The increase in gross profit was primarily due to the same factors that impacted net sales, partially offset by higher raw material, transportation and manufacturing costs.
Operating profit increased by $29.8 million to $131.8 million primarily due to the same factors that impacted gross profit and a $46.1 million gain from the divestiture of Delta during the third quarter of 2024, partially offset by higher SG&A expenses related to higher compensation expenses, costs incurred for strategic investments and amortization expenses from recent acquisitions.
Adjusted EBITDA decreased by $4.2 million to $122.3 million primarily due to higher SG&A expenses related to higher compensation expenses and costs incurred for strategic investments, partially offset by the same factors that impacted gross profit.
Paper Packaging & Services
Net sales increased by $39.7 million to $603.6 million primarily due to higher average selling prices, higher volumes and contributions from recent acquisitions.
Gross profit decreased by $25.6 million to $102.5 million. The decrease in gross profit was primarily due to higher raw material, transportation and manufacturing costs, partially offset by the same factors that impacted net sales.
Operating profit decreased by $14.6 million to $37.5 million primarily due to the same factors that impacted gross profit and higher SG&A expenses related to higher incentive expenses and costs incurred for strategic investments, partially offset by lower restructuring charges and higher gains on disposal of properties, plants and equipment, net.
Adjusted EBITDA decreased by $28.7 million to $69.4 million primarily due to the same factors that impacted gross profit.
Tax Summary
During the third quarter, we recorded an income tax rate of 28.1 percent and a tax rate excluding the impact of adjustments of 22.7 percent. Note that the application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2024, we expect our tax rate to range between 9.0 to 13.0 percent and our tax rate excluding adjustments to range between 8.0 to 12.0 percent.
Dividend Summary
On August 27, 2024, the Board of Directors declared quarterly cash dividends of $0.54 per share of Class A Common Stock and $0.81 per share of Class B Common Stock. Dividends are payable on October 1, 2024, to stockholders of record at the close of business on September 16, 2024.

(6)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; jerrycans and other small plastics; linerboard, containerboard, corrugated sheets and corrugated containers; and boxboard and tube and core products.

Company Outlook

(in millions)	Fiscal 2024 Outlook Reported at Q3
Adjusted EBITDA	$675 - $725
Adjusted free cash flow	$175 - $225
Note: Fiscal 2024 net income guidance, the most directly comparable GAAP financial measure to Adjusted EBITDA, is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: gains or losses on the disposal of businesses or properties, plants and equipment, net; non-cash asset impairment charges due to unanticipated changes in the business; restructuring-related activities; acquisition and integration related costs; and ongoing initiatives under our Build to Last strategy. No reconciliation of the 2024 guidance of Adjusted EBITDA, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, (gain) loss on the disposal of properties, plants, equipment and businesses, net, and fiscal year-end change costs, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of the 2024 guidance of adjusted free cash flow to fiscal 2024 forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.
Conference Call
The Company will host a conference call to discuss third quarter 2024 results on August 29, 2024, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register.vevent.com/register/BI812d0a53f5a14e0698ea1da197c5d580. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on August 29, 2024. A digital replay of the conference call will be available two hours following the call on the Company’s web site at http://investor.greif.com.
Investor Relations contact information
Bill D’Onofrio, Vice President, Corporate Development & Investor Relations, 614-499-7233. Bill.Donofrio@greif.com
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, jerrycans and other small plastics, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied.
Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (v) we operate in highly competitive industries, (vi) our business is sensitive to changes in industry demands and customer preferences, (vii) raw material, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (viii) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (ix) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (x) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xi) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xii) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xiii) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xiv) our business may be adversely impacted by work stoppages and other labor relations matters, (xv) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xvi) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xvii) a cyber-attack or a security breach involving customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xviii) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xix) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xx) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxi) we may be unable to achieve our greenhouse gas emission reduction targets by 2030, (xxii) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxiii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, and (xxiv) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Net sales	$1,454.2	$1,330.3	$4,031.0	$3,910.2
Cost of products sold	1,163.8	1,023.3	3,248.9	3,039.8
Gross profit	290.4	307.0	782.1	870.4
Selling, general and administrative expenses	164.0	135.7	477.0	412.3
Acquisition and integration related costs	2.0	3.4	16.1	15.5
Restructuring charges	2.7	8.7	1.6	13.5
Non-cash asset impairment charges	0.2	1.6	1.9	3.4
(Gain) loss on disposal of properties, plants and equipment, net	(3.4)	1.7	(6.4)	(3.3)
(Gain) loss on disposal of businesses, net	(46.1)	0.3	(46.1)	(64.1)
Operating profit	171.0	155.6	338.0	493.1
Interest expense, net	41.3	25.3	95.7	71.5
Other (income) expense, net	0.8	3.4	9.5	9.6
Income before income tax (benefit) expense and equity earnings of unconsolidated affiliates, net	128.9	126.9	232.8	412.0
Income tax (benefit) expense	36.2	31.1	15.0	107.9
Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.9)	(2.1)	(1.7)
Net income	93.6	96.7	219.9	305.8
Net income attributable to noncontrolling interests	(6.5)	(6.4)	(21.2)	(14.4)
Net income attributable to Greif, Inc.	$87.1	$90.3	$198.7	$291.4
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.51	$1.57	$3.45	$5.03
Class B common stock	$2.26	$2.35	$5.16	$7.54
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.50	$1.55	$3.44	$4.99
Class B common stock	$2.26	$2.35	$5.16	$7.54
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.8	25.5	25.7	25.6
Class B common stock	21.3	21.3	21.3	21.5
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.1	26.0	25.9	26.0
Class B common stock	21.3	21.3	21.3	21.5

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2024	October 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$194.2	$180.9
Trade accounts receivable	785.7	659.4
Inventories	420.7	338.6
Other current assets	312.7	190.2
	1,713.3	1,369.1
Long-term assets
Goodwill	1,950.3	1,693.0
Intangible assets	961.7	792.2
Operating lease right-of-use assets	298.1	290.3
Other long-term assets	256.0	253.6
	3,466.1	3,029.1
Properties, plants and equipment	1,655.5	1,562.6
	$6,834.9	$5,960.8
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$533.6	$497.8
Short-term borrowings	20.3	5.4
Current portion of long-term debt	95.8	88.3
Current portion of operating lease liabilities	57.1	53.8
Other current liabilities	303.4	294.0
	1,010.2	939.3
Long-term liabilities
Long-term debt	2,793.4	2,121.4
Operating lease liabilities	242.2	240.2
Other long-term liabilities	563.3	548.3
	3,598.9	2,909.9

Redeemable noncontrolling interests	126.2	125.3
Equity
Total Greif, Inc. equity	2,056.9	1,947.9
Noncontrolling interests	42.7	38.4
Total equity	2,099.6	1,986.3
	$6,834.9	$5,960.8

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$93.6	$96.7	$219.9	$305.8
Depreciation, depletion and amortization	67.1	57.7	193.4	169.4
Asset impairments	0.2	1.6	1.9	3.4
Deferred income tax expense (benefit)	(0.2)	(2.5)	(53.6)	(0.9)
Gain on disposal of businesses, net	(46.1)	0.3	(46.1)	(64.1)
Other non-cash adjustments to net income	1.3	12.8	42.0	34.8
Operating working capital changes	(48.0)	56.1	(102.3)	93.8
Increase (decrease) in cash from changes in other assets and liabilities	8.9	(20.4)	(86.4)	(96.2)
Net cash provided by (used in) operating activities	76.8	202.3	168.8	446.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(567.6)	(447.5)
Purchases of properties, plants and equipment	(44.8)	(45.3)	(141.4)	(136.4)
Proceeds from the sale of properties, plant and equipment and businesses, net of impacts from the purchase of acquisitions	4.6	0.8	10.5	113.3
Payments for deferred purchase price of acquisitions	(0.5)	—	(1.7)	(21.7)
Other	(0.5)	(1.2)	(3.6)	(4.4)
Net cash provided by (used in) investing activities	(41.2)	(45.7)	(703.8)	(496.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on long-term debt, net	(9.1)	(118.1)	661.2	243.1
Dividends paid to Greif, Inc. shareholders	(30.1)	(28.8)	(89.8)	(86.7)
Payments for share repurchases	—	(4.3)	—	(63.9)
Tax withholding payments for stock-based awards	—	—	(10.6)	(13.7)
Other	(4.0)	(2.4)	(19.1)	(16.8)
Net cash provided by (used in) financing activities	(43.2)	(153.6)	541.7	62.0
Effects of exchange rates on cash	5.8	(3.8)	6.6	(0.7)
Net increase (decrease) in cash and cash equivalents	(1.8)	(0.8)	13.3	10.6
Cash and cash equivalents, beginning of period	196.0	158.5	180.9	147.1
Cash and cash equivalents, end of period	$194.2	$157.7	$194.2	$157.7

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2024	2023	2024	2023
Net sales:
Global Industrial Packaging	$846.0	$761.8	$2,337.4	$2,215.8
Paper Packaging & Services	603.6	563.9	1,679.0	1,678.9
Land Management	4.6	4.6	14.6	15.5
Total net sales	$1,454.2	$1,330.3	$4,031.0	$3,910.2
Gross profit:
Global Industrial Packaging	$185.6	$176.8	$502.4	$480.0
Paper Packaging & Services	102.5	128.1	272.9	383.7
Land Management	2.3	2.1	6.8	6.7
Total gross profit	$290.4	$307.0	$782.1	$870.4
Operating profit:
Global Industrial Packaging	$131.8	$102.0	$266.1	$259.2
Paper Packaging & Services	37.5	52.1	66.9	228.8
Land Management	1.7	1.5	5.0	5.1
Total operating profit	$171.0	$155.6	$338.0	$493.1
EBITDA(7):
Global Industrial Packaging	$164.3	$123.8	$346.8	$319.5
Paper Packaging & Services	71.8	85.1	170.6	328.4
Land Management	2.1	1.9	6.6	6.7
Total EBITDA	$238.2	$210.8	$524.0	$654.6
Adjusted EBITDA(8):
Global Industrial Packaging	$122.3	$126.5	$311.5	$319.5
Paper Packaging & Services	69.4	98.1	173.9	293.7
Land Management	2.0	1.9	6.2	6.4
Total adjusted EBITDA	$193.7	$226.5	$491.6	$619.6
(7) EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(8) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus fiscal year-end change costs.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2024	2023	2024	2023
Net income	$93.6	$96.7	$219.9	$305.8
Plus: Interest expense, net	41.3	25.3	95.7	71.5
Plus: Income tax (benefit) expense	36.2	31.1	15.0	107.9
Plus: Depreciation, depletion and amortization expense	67.1	57.7	193.4	169.4
EBITDA	$238.2	$210.8	$524.0	$654.6
Net income	$93.6	$96.7	$219.9	$305.8
Plus: Interest expense, net	41.3	25.3	95.7	71.5
Plus: Other (income) expense, net	0.8	3.4	9.5	9.6
Plus: Income tax (benefit) expense	36.2	31.1	15.0	107.9
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.9)	(2.1)	(1.7)
Operating profit	$171.0	$155.6	$338.0	$493.1
Less: Other (income) expense, net	0.8	3.4	9.5	9.6
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.9)	(2.1)	(1.7)
Plus: Depreciation, depletion and amortization expense	67.1	57.7	193.4	169.4
EBITDA	$238.2	$210.8	$524.0	$654.6
Plus: Acquisition and integration related costs	2.0	3.4	16.1	15.5
Plus: Restructuring charges	2.7	8.7	1.6	13.5
Plus: Non-cash asset impairment charges	0.2	1.6	1.9	3.4
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(3.4)	1.7	(6.4)	(3.3)
Plus: (Gain) loss on disposal of businesses, net	(46.1)	0.3	(46.1)	(64.1)
Plus: Fiscal year-end change costs	0.1	—	0.5	—
Adjusted EBITDA	$193.7	$226.5	$491.6	$619.6

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(9)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2024	2023	2024	2023
Global Industrial Packaging
Operating profit	131.8	102.0	266.1	259.2
Less: Other (income) expense, net	1.2	4.0	10.7	10.9
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(0.9)	(2.1)	(1.7)
Plus: Depreciation and amortization expense	32.8	24.9	89.3	69.5
EBITDA	$164.3	$123.8	$346.8	$319.5
Plus: Acquisition and integration related costs	2.0	1.3	16.1	8.8
Plus: Restructuring charges	1.9	1.3	(5.8)	4.2
Plus: Non-cash asset impairment charges	0.1	—	0.5	1.5
Plus: (Gain) loss on disposal of properties, plants and equipment, net	—	0.1	(0.3)	(4.6)
Plus: (Gain) loss on disposal of businesses, net	(46.1)	—	(46.1)	(9.9)
Plus: Fiscal year-end change costs	0.1	—	0.3	—
Adjusted EBITDA	$122.3	$126.5	$311.5	$319.5
Paper Packaging & Services
Operating profit	37.5	52.1	66.9	228.8
Less: Other (income) expense, net	(0.4)	(0.6)	(1.2)	(1.3)
Plus: Depreciation and amortization expense	33.9	32.4	102.5	98.3
EBITDA	$71.8	$85.1	$170.6	$328.4
Plus: Acquisition and integration related costs	—	2.1	—	6.7
Plus: Restructuring charges	0.8	7.4	7.4	9.3
Plus: Non-cash asset impairment charges	0.1	1.6	1.4	1.9
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(3.3)	1.6	(5.7)	1.6
Plus: (Gain) loss on disposal of businesses, net	—	0.3	—	(54.2)
Plus: Fiscal year-end change costs	—	—	0.2	—
Adjusted EBITDA	$69.4	$98.1	$173.9	$293.7
Land Management
Operating profit	1.7	1.5	5.0	5.1
Plus: Depreciation and depletion expense	0.4	0.4	1.6	1.6
EBITDA	$2.1	$1.9	$6.6	$6.7
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(0.1)	—	(0.4)	(0.3)
Adjusted EBITDA	$2.0	$1.9	$6.2	$6.4
Consolidated EBITDA	$238.2	$210.8	$524.0	$654.6
Consolidated adjusted EBITDA	$193.7	$226.5	$491.6	$619.6
(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax (benefit) expense, plus depreciation, depletion and amortization expense, plus acquisition and integration related costs, plus restructuring charges, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants and equipment, net, plus (gain) loss on disposal of businesses, net, plus fiscal year-end change costs. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(10)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$76.8	$202.3	$168.8	$446.0
Cash paid for purchases of properties, plants and equipment	(44.8)	(45.3)	(141.4)	(136.4)
Free cash flow	$32.0	$157.0	$27.4	$309.6
Cash paid for acquisition and integration related costs	2.0	3.4	16.1	15.5
Cash paid for integration related ERP systems and equipment(11)	0.2	1.3	1.1	3.6
Cash paid for taxes related to Tama, Iowa mill divestment	—	5.4	—	16.3
Cash paid for fiscal year-end change costs	0.1	—	0.5	$—
Adjusted free cash flow	$34.3	$167.1	$45.1	$345.0
(10) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related ERP systems and equipment, plus cash paid for taxes related to Tama, Iowa mill divestment, plus cash paid for fiscal year-end change costs.
(11) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended July 31, 2024	$128.9	$36.2	$(0.9)	$6.5	$87.1	$1.50	28.1%
Acquisition and integration related costs	2.0	0.5	—	—	1.5	0.04
Restructuring charges	2.7	0.6	—	—	2.1	0.03
Non-cash asset impairment charges	0.2	0.1	—	—	0.1	—
(Gain) loss on disposal of properties, plants and equipment, net	(3.4)	(0.9)	—	—	(2.5)	(0.04)
(Gain) loss on disposal of businesses, net	(46.1)	(17.3)	—	—	(28.8)	(0.50)
Fiscal year-end change costs	0.1	—	—	—	0.1	—
Excluding adjustments	$84.4	$19.2	$(0.9)	$6.5	$59.6	$1.03	22.7%

Three months ended July 31, 2023	$126.9	$31.1	$(0.9)	$6.4	$90.3	$1.55	24.5%
Acquisition and integration related costs	3.4	0.9	—	—	2.5	0.04
Restructuring charges	8.7	2.1	—	—	6.6	0.11
Non-cash asset impairment charges	1.6	0.4	—	—	1.2	0.02
(Gain) loss on disposal of properties, plants and equipment, net	1.7	(0.2)	—	—	1.9	0.03
(Gain) loss on disposal of businesses, net	0.3	0.7	—	—	(0.4)	—
Excluding adjustments	$142.6	$35.0	$(0.9)	$6.4	$102.1	$1.75	24.5%

Nine months ended July 31, 2024	$232.8	$15.0	$(2.1)	$21.2	$198.7	$3.44	6.4%
Acquisition and integration related costs	16.1	4.0	—	—	12.1	0.21
Restructuring charges	1.6	0.3	—	—	1.3	0.02
Non-cash asset impairment charges	1.9	0.5	—	—	1.4	0.02
(Gain) loss on disposal of properties, plants and equipment, net	(6.4)	(1.6)	—	—	(4.8)	(0.08)
(Gain) loss on disposal of businesses, net	(46.1)	(17.3)	—	—	(28.8)	(0.50)
Fiscal year-end change costs	0.5	0.1	—	—	0.4	0.01
Excluding adjustments	$200.4	$1.0	$(2.1)	$21.2	$180.3	$3.12	0.5%

Nine months ended July 31, 2023	$412.0	$107.9	$(1.7)	$14.4	$291.4	$4.99	26.2%
Acquisition and integration related costs	15.5	3.8	—	—	11.7	0.20
Restructuring charges	13.5	3.2	—	0.1	10.2	0.17
Non-cash asset impairment charges	3.4	0.8	—	—	2.6	0.04
(Gain) loss on disposal of properties, plants and equipment, net	(3.3)	(0.6)	—	—	(2.7)	(0.05)
(Gain) loss on disposal of businesses, net	(64.1)	(18.7)	—	—	(45.4)	(0.77)
Excluding adjustments	$377.0	$96.4	$(1.7)	$14.5	$267.8	$4.58	25.6%
The impact of income tax (benefit) expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	July 31, 2024	April 30, 2024	July 31, 2023
Total debt	$2,909.5	$2,916.1	$2,171.5
Cash and cash equivalents	(194.2)	(196.0)	(157.7)
Net debt	$2,715.3	$2,720.1	$2,013.8

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month Credit Agreement EBITDA (in millions)	Trailing Twelve Months Ended 7/31/2024(15)	Trailing Twelve Months Ended 7/31/2024	Trailing Twelve Months Ended 4/30/2024	Trailing Twelve Months Ended 7/31/2023
Net income	$293.2	$293.2	$296.3	$408.4
Plus: Interest expense, net	120.5	120.5	104.5	88.4
Plus: Income tax expense	24.9	24.9	19.8	139.6
Plus: Depreciation, depletion and amortization expense	254.6	254.6	245.2	220.6
EBITDA	$693.2	$693.2	$665.8	$857.0
Plus: Acquisition and integration related costs	19.6	19.6	21.0	18.4
Plus: Restructuring charges	6.8	6.8	12.8	16.2
Plus: Non-cash asset impairment charges	18.8	18.8	20.2	11.3
Plus: (Gain) loss on disposal of properties, plants and equipment, net	(5.6)	(5.6)	(0.5)	(3.3)
Plus: (Gain) loss on disposal of businesses, net	(46.0)	(46.0)	0.4	(61.3)
Plus: Non-cash pension settlement charges	3.5	3.5	3.5	—
Plus: Fiscal year-end change costs	0.5	0.5	0.4	—
Adjusted EBITDA	$690.8	$690.8	$723.6	$838.3
Credit Agreement adjustments to EBITDA(12)	10.7	21.4	38.2	13.5
Credit Agreement EBITDA	$701.5	$712.2	$761.8	$851.8

Adjusted net debt (in millions)	For the Period Ended 7/31/2024(15)	For the Period Ended 7/31/2024	For the Period Ended 4/30/2024	For the Period Ended 7/31/2023
Total debt	$2,909.5	$2,909.5	$2,916.1	$2,171.5
Cash and cash equivalents	(283.2)	(194.2)	(196.0)	(157.7)
Net debt	$2,626.3	$2,715.3	$2,720.1	$2,013.8
Credit Agreement adjustments to debt(13)	(106.8)	(106.8)	(97.0)	(166.3)
Adjusted net debt	$2,519.5	$2,608.5	$2,623.1	$1,847.5

Leverage ratio(14)	3.59x	3.66x	3.44x	2.17x
(12) Adjustments to EBITDA are specified by the 2022 Credit Agreement and include equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(13) Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, balances for swap contracts, and other items.
(14) Leverage ratio is defined as Credit Agreement adjusted net debt divided by Credit Agreement adjusted EBITDA.
(15) Assumes the divestment of Delta net cash proceeds had been received in the third quarter and included in cash and cash equivalents as of July 31, 2024.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2024 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2024 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$322.0	$388.0
Cash paid for purchases of properties, plants and equipment	(178.0)	(200.0)
Free cash flow	$144.0	$188.0
Cash paid for acquisition and integration related costs	26.8	30.8
Cash paid for integration related ERP systems and equipment	3.0	5.0
Cash paid for fiscal year-end change costs	1.2	1.2
Adjusted free cash flow	$175.0	$225.0